Exhibit 10.37(iv)

PURCHASE AND SALE AGREEMENT (this Agreement) dated as of December 19, 2003, between GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the Seller), PLC TRUST 2003-1, a Delaware statutory trust (the Purchaser).

WHEREAS, the Seller has entered into the Addendum to 1996 Excess Agreement, November 14, 2002 Agreement, November 14, 2002 Supplemental Agreement and the November 14, 2002 Letter Agreement, dated as of September 24, 2003 (the Original Addendum), which Original Addendum was amended by a First Amendment to Addendum, dated as of December 5, 2003 (the Original Addendum, as so amended, is referred to herein as the Addendum; and the Addendum, together with each of the aforementioned agreements to which it is an addendum, are collectively referred to herein as the Settlement Agreements), pursuant to which AIU Insurance Company, Birmingham Fire Insurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, Landmark Insurance Company, Lexington Insurance Company and National Union Fire Insurance Company of Pittsburgh, PA (collectively, the AIG Member Companies) have jointly and severally agreed to pay to the Seller certain agreed amounts for certain past and future product liability claims under insurance policies issued by such AIG Member Companies;

WHEREAS, the Settlement Agreements provide for the completion, execution and delivery of certificates of claims qualification to evidence the unconditional joint and several obligations of the AIG Member Companies to pay the amounts due thereunder without regard to any claims procedure, defense, counterclaim or deduction by any AIG Member Company under the insurance policies under which such claims arose or under the Settlement Agreements;

WHEREAS, pursuant to the Settlement Agreements, AIG Technical Services, Inc., on behalf of each AIG Member Company executed and delivered to the Seller a Certificate of Claims Qualification dated as of November 11, 2003, with respect to payment obligations in an aggregate amount of $162,314,757.95 (the Original Certificate);

WHEREAS, the initial payment under the Original Certificate, in the amount of $6,000,000.00, was due on December 1, 2003 (the Initial Payment) and was made by the AIG Member Companies to the Seller prior to the date hereof;

WHEREAS, AIG Technical Services, Inc., on behalf of each AIG Member Company and the Seller have amended and restated the Original Certificate in its entirety pursuant to that certain Amended and Restated Certificate of Claims Qualification, dated as of December 5, 2003 (the Certificate of Claims Qualification), pursuant to which the Seller is entitled to receive payments thereunder on a quarterly basis in accordance with a schedule attached thereto, in the aggregate amount of which is $156,314,757.95 (collectively, the Qualified Payments);

WHEREAS, the Settlement Agreements and the Certificate of Claims Qualification permit the Seller to assign all of its right, title and interest in the Qualified Payments and the Certificate of Claims Qualification;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Seller’s right, title and interest in and to the Qualified Payments and the Certificate of Claims Qualification;

WHEREAS, the Purchaser intends to finance its acquisition of the Qualified Payments and the Certificate of Claims Qualification through the issuance of notes (the Notes); and

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

DEFINITIONS

1. For purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in Appendix A hereto, and the rules of usage set forth in Appendix A shall apply thereto.

As used herein, the term “parties” means, collectively, the Purchaser and the Seller.

PURCHASE AND SALE OF THE QUALIFIED PAYMENTS AND THE CERTIFICATE OF CLAIMS QUALIFICATION

Purchase, Sale and Funding

2.1(a)	Purchase by the Purchaser. Subject to the satisfaction or waiver of the conditions set forth in Section 3.1, on the Closing Date, the Purchaser shall purchase from the Seller the Qualified Payments and the Certificate of Claims Qualification, together with all rights under the Certificate of Claims Qualification with respect thereto, for an amount equal to One Hundred Forty-Seven Million Six Hundred Nine Thousand Four Hundred Eighty and 26/100 Dollars ($147,609,480.26) (the Purchase Price). The sale by the Seller of the Qualified Payments and the Certificate of Claims Qualification shall be without recourse to the Seller, except as provided in Section 6.1,

(b)	Sale by the Seller. Subject to the satisfaction or waiver of the conditions set forth in Section 3.2, on the Closing Date, the Seller shall sell to the Purchaser the Qualified Payments and the Certificate of Claims Qualification, together with all rights under the Certificate of Claims Qualification with respect thereto, for an amount equal to the Purchase Price.

(c)	Funding to the Seller. On the Closing Date, (i) the Purchaser shall pay (by wire transfer) to the Seller to its account in immediately available funds an amount equal to the Purchase Price, and (ii) simultaneously therewith and pursuant to the Assignment, the Seller shall transfer title to all of its right, title and interest in and to the Qualified Payments and the Certificate of Claims Qualification to the Purchaser.

(d)	Initial Payment. The Purchaser hereby acknowledges and agrees that the purchase and sale of the Certificate of Claims Qualification and the Qualified Payments contemplated by this Agreement do not include any interest in the Initial Payment.

Time and Place of Closing

2.2 The Closing Date shall be the date hereof, or such other Business Day as the Purchaser and the Seller may select. The closing of the transactions contemplated by this Agreement (the Closing) shall commence at 10:00 a.m., New York City time, two Business Days prior to the Closing Date, at the offices of Freshfields Bruckhaus Deringer LLP, 520 Madison Avenue, New York, New York 10022 or at such other place as the parties may agree upon in writing.

Transactions to Occur on the Closing Date

2.4 Subject to the provisions of Article 3, on the Closing Date:

(a)	the Seller by executing and delivering the Assignment shall transfer all of its right, title and interest in and to the Qualified Payments and the Certificate of Claims Qualification to the Purchaser; and

(b)	the Purchaser by executing and delivering the Assignment shall purchase from the Seller all of the Seller’s right, title and interest in and to the Qualified Payments and the Certificate of Claims Qualification.

CONDITIONS PRECEDENT

Conditions Precedent to Obligations of the Purchaser, on the Closing Date.

3.1. The obligations of the Purchaser to purchase the Qualified Payments and the Certificate of Claims Qualification from the Seller shall be subject to the fulfillment to the satisfaction of, or waiver by, the Purchaser on or prior to the Closing Date of the conditions precedent set forth below. Notwithstanding the foregoing, the obligations of the Purchaser shall not be subject to the Purchaser’s own performance or compliance to the extent that such performance or compliance is reasonably within the control of the Purchaser.

(a)	Issuance of the Notes. The Purchaser shall have issued the Notes and received in exchange for such issuance an amount, in immediately available cash and net of Transaction Expenses, of not less than the Purchase Price.

(b)	Due Authorization, Execution and Delivery. All of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date and the Purchaser shall have received reasonably satisfactory evidence as to such authorization, execution and delivery.

(c)	No Violation of Applicable Law. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby shall not violate or conflict with any Applicable Law.

(d)	No Default, Etc. No default by the Seller or any AIG Member Company shall have occurred and be continuing under the Certificate of Claims Qualification.

(e)	Filing. A Uniform Commercial Code financing statement or statements describing the Qualified Payments and the Certificate of Claims Qualification and naming the Seller as the assignor and the Purchaser as the assignee shall have been duly filed in all places necessary or desirable.

(f)	Representations and Warranties of the Seller and the AIG Member Companies.

(i)	The representations and warranties of the Seller set forth in Section 4.1 and in the Assignment shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date; and

(ii)	The representations and warranties of the AIG Member Companies set forth in the Certificate of Claims Qualification shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on the Closing Date.

(g)	Governmental Action. The Seller shall have received copies of documents or other evidence of all Governmental Action required for the consummation by the Seller of the purchase and sale contemplated by the Transaction Documents on the Closing Date and for the enforceability by the Purchaser of the obligations of the AIG Member Companies with respect to the Qualified Payments under the Certificate of Claims Qualification, in form and substance reasonably satisfactory to the Purchaser.

(h)	Consents and Approvals. All other approvals or consents relating to the Seller or any AIG Member Company required for the consummation of the transactions contemplated hereby and by the other Transaction Documents and for the enforceability by the Purchaser of the obligations of the AIG Member Companies with respect to the Qualified Payments under the Certificate of Claims Qualification on the Closing Date shall have been obtained and shall be in form and substance reasonably satisfactory to the Purchaser.

(i)	Opinions of Counsel. To the extent any of the opinions described on Schedule 3.1(i) are to be addressed to the Purchaser, such opinions shall have been received by the Purchaser, dated as of the Closing Date.

(j)	Payment of Taxes, etc. All Taxes, charges, fees and costs, if any, payable on or prior to the Closing Date in connection with the execution, delivery, recording, filing and performance through the Closing Date of the Transaction Documents or in connection with the purchase of the Qualified Payments and the Certificate of Claims Qualification by the Purchaser shall have been paid in full.

(k)	Evidence of Authority. The Purchaser shall have received the following:

(i)	A certificate from the Secretary or an Assistant Secretary of the Seller certifying (a) that attached thereto is (1) a true and complete copy of the Articles of Incorporation of the Seller, (2) a true and complete copy of the By-Laws of the Seller, (3) a true and complete copy of a certificate of existence from the Secretary of State of Georgia and (4) a true and complete copy of resolutions of the board of directors or appropriate committee of the board of the Seller approving the entering into of (A) the Addendum, (B) the Assignment, (C) this Agreement and (D) any other documents required to complete the transactions contemplated by the documents identified in the preceding clauses (A) through and including (C) and (b) as to the incumbency of the officers of the Seller.

(ii)	evidence reasonably satisfactory to the Purchaser as to the valid existence of each of the AIG Member Companies and the due authorization and execution and delivery by each of the AIG Member Companies of the Certificate of Claims Qualification, including, without limitation, evidence of the Authority of AIG Technical Services to execute and deliver the Certificate of Claims Qualification on behalf of each of the AIG Member Companies.

(l)	No Litigation. No action, suit or proceeding shall be pending or threatened before or by any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, in each case at the time of the Closing Date, that questions the validity or enforceability of this Agreement, the Certificate of Claims Qualification or the Assignment.

Conditions Precedent to Obligations of the Seller on the Closing Date

3.2 The obligations of the Seller under Section 2.1(b) to sell the Qualified Payments and the Certificate of Claims Qualification to the Purchaser shall be subject to the fulfillment to the reasonable satisfaction of, or waiver by, the Seller prior to or on the Closing Date, of the conditions precedent set forth below. Notwithstanding the foregoing, the obligations of the Seller shall not be subject to the Seller’s own performance or compliance to the extent that such performance or compliance is reasonably within the control of the Seller.

(a)	Transaction Documents. All of the Transaction Documents shall have been on the Closing Date, executed and delivered to the Seller, each in form and substance reasonably satisfactory to the Seller.

(b)	Due Authorization, Execution and Delivery. All of the documents described in Section 3.1 shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date.

(c)	Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 4.2 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of Closing Date.

(d)	No Violation of Applicable Law. The execution, delivery and performance of the Transaction Documents shall not violate any Applicable Law.

(e)	Governmental Action. The Seller shall have received copies of documents or other evidence of all Governmental Action required for the consummation by the Purchaser of the transactions contemplated hereby and by the other Transaction Documents.

(f)	Consents and Approvals. All approvals and consents relating to the Purchaser that are required for the consummation of the transactions contemplated by the other Transaction Documents shall have been obtained and shall be in form and substance reasonably satisfactory to the Seller.

(g)	Opinions of Counsel. To the extent any of the opinions listed in Schedule 3.1(i) are to be addressed to the Seller, such opinions shall have been received by the Seller, and dated as of the Closing Date.

(h)	Purchaser Price. The Purchaser shall have simultaneously with the delivery of the documents by the Seller required pursuant to Section 3.1 paid the Purchase Price to Seller, in immediately available funds.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Seller

4.1 The Seller, represents and warrants to the Purchaser as follows:

(a)	Due Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller has the corporate power and authority to conduct its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Transaction Documents to which it is or is to become a party. The Seller has not failed to qualify to do business or to be in good standing in any other jurisdiction where failure so to qualify or to be in good standing would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which it is or is to become a party.

(b)	Due Authorization; No Conflict. Each of the Transaction Documents to which the Seller is or is to become a party has been duly authorized by all necessary corporate action on the part of the Seller and has been, or on the Closing Date will have been, duly executed and delivered by the Seller, and the execution, delivery and performance thereof by the Seller does not, and on the Closing Date will not, (i) require any approval of the stockholders of the Seller or any approval or consent of any trustee or holder of any indebtedness or obligation of the Seller, other than such consents and approvals as have been, or, on or prior to the Closing Date, will have been, obtained, (ii) contravene any Applicable Law binding on the Seller or the charter or by-laws of the Seller or (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than pursuant to the Transaction Documents) upon the Certificate of Claims Qualification or the Qualified Payments under any material indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Seller is a party or by which the Seller or any of its respective properties are bound.

(c)	Governmental Action. On or prior to the Closing Date, all Governmental Action required in connection with the sale of the Certificate of Claims Qualification and the Qualified Payments, and the execution and delivery of the Transaction Documents to which the Seller is a party, has been or will have been obtained. The Assignment of its rights to the Qualified Payments and its right, title and interest in, to and under the Certificate of Claims Qualification is consistent in all material respects with and does not contravene any Governmental Action.

(d)	Enforceability. Each of the Transaction Documents to which the Seller is or is to become a party constitutes, or, when executed and delivered by the Seller, will constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’, rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)	Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Seller, threatened against the Seller or any of its Affiliates before or by any Governmental Authority that questions the validity or enforceability of this Agreement or any other Transaction Document to which the Seller is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of the Seller to perform its obligations under the Transaction Documents to which the Seller is or is to become a party.

(f)	No Defaults. No default by the Seller or any AIG Member Company has occurred and is continuing under the Certificate of Claims Qualification.

(g)	Financial Advisors. Except for Citigroup Global Markets, Inc., the Seller has not retained any broker, finder or financial advisor in connection with the transactions contemplated by the Transaction Documents and no broker or agent is due a commission as a result of the issuance or sale of the Certificate of Claims Qualification and the Qualified Payments by the Seller to the Purchaser.

(h)	Investment Company; Holding Company. The Seller is not required to register to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(i)	Title. The Seller has good title to, and is the sole legal and beneficial owner of, the Certificate of Claims Qualification and the Qualified Payments, free and clear of all Liens, security interests, claims, participations or other charges or encumbrances of any nature whatsoever.

(j)	Documents. The Certificate of Claims Qualification remains in full force and effect and has not been amended or modified. The Seller has not received any payments under the Certificate of Claims Qualification. Seller has received the Initial Payment under the Original Certificate.

Representations and Warranties of the Purchaser

4.2 The Purchaser represents and warrants to the Seller as follows:

(a)	Due Organization. The Purchaser is a trust duly formed, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the trust power and authority to conduct its business as now conducted, to own or hold under lease its properties and enter into and perform its obligations under the Transaction Documents to which it is or is to become a party. The Purchaser has not failed to qualify to do business or to be in good standing in any other jurisdiction where failure so to qualify or to be in good standing would materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement or any other Transaction Document to which it is or is to become a party.

(b)	Due Authorization; No Conflict. Each of the Transaction Documents to which the Purchaser is or is to become a party has been duly authorized by all necessary corporate action on the part of the Purchaser and has been, or on the Closing Date will have been, duly executed and delivered by the Purchaser, and the execution, delivery and performance thereof by the Purchaser does not, and on the Closing

Date will not, (i) require any approval or consent of any trustee or holder of any indebtedness or obligation of the Purchaser, (ii) contravene any Applicable Law binding on the Purchaser or (iii) contravene or result in any breach of or constitute any default under, or result in the creation of any Lien under the Purchaser’s constitutional documents or any material indenture, mortgage, loan agreement, lease or other agreement or instrument to which the Purchaser is a party or by which the Purchaser or any of its properties is bound.

(c)	Enforceability. Each of the Transaction Documents to which the Purchaser is or is to become a party constitutes, or, when executed and delivered by the Purchaser, will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)	Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser before or by any Governmental Authority that questions the validity or enforceability of this Agreement or any other Transaction Document to which the Purchaser is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents to which the Purchaser is or is to become a party.

(e)	Financial Advisors. Except for Citigroup Global Markets, Inc., the Purchaser has not retained any broker, finder or financial advisor in connection with the transactions contemplated by the Transaction Documents.

(f)	Investment Company; Holding Company. The Purchaser is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Purchaser is not a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(g)	No Recourse. The Purchaser acknowledges and agrees that the purchase and sale of the Certificate of Claims Qualification and the Qualified Payments are made without recourse to the Seller, except as provided in Section 6.1.

COVENANTS AND AGREEMENTS

Covenants and Agreements of the Seller

5.1 The Seller covenants and agrees with the Purchaser as follows:

(a)	Further Assurances. The Seller shall cause to be promptly and duly taken, executed, acknowledged, delivered and filed (if required) all such further acts, documents and assurances as the Purchaser from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

(b)	Cooperation. Upon the request of the Purchaser, the Seller shall cooperate with the Purchaser in obtaining the valid and effective issuance, or, as the case may be, transfer or amendment of all Governmental Action, if any, necessary or, in the reasonable opinion of the Purchaser, desirable for the ownership, operation and possession of the Certificate of Claims Qualification and the Qualified Payments.

(c)	The Seller shall indicate on its books and records (including any computer files) that the Certificate of Claims Qualification and the Qualified Payments have been transferred to the Purchaser.

Covenants and Agreements of the Purchaser

5.2 The Purchaser covenants and agrees with the Seller as follows:

(a)	Further Assurances. The Purchaser shall cause to be promptly and duly taken, executed, acknowledged, delivered and filed (if required) all such further acts, documents and assurances as the Seller from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby.

(b)	Cooperation. Upon the request of the Seller, the Purchaser shall cooperate with the Seller in obtaining the valid and effective issuance, transfer or amendment, as the case may be, of all Governmental Action necessary or, in the reasonable opinion of the Seller, desirable to effect the transfer of ownership of the Certificate of Claims Qualification and the Qualified Payments from the Seller to the Purchaser.

INDEMNITIES

General Indemnity

6.1 The Seller agrees, whether or not any of the transactions contemplated hereby are consummated, to indemnify and defend and make whole on an After-Tax Basis each Indemnitee against, and to protect, save and keep harmless each Indemnitee from, any and all Expenses that may be imposed on, incurred by or asserted against such Indemnitee arising out of:

(a)	a breach by the Seller of any representation or warranty in any of the Transaction Documents;

(b)	any claims brought against the Purchaser by any AIG Member Company arising out of or in connection with the Settlement Agreements or the underlying insurance policies the subject thereof; and

(c)	any claims brought against the Purchaser by any AIG Member Company arising out of the Certificate of Claims Qualification and the Qualified Payments, but only to the extent such claim arose prior to the Closing Date;

provided, that no Indemnitee shall be entitled to any indemnification hereunder for any Expenses (i) arising out of a breach by such Indemnitee of its obligations under the Transaction Documents or the gross negligence or willful misconduct by such Indemnitee or (ii) incurred by such Indemnitee in enforcing the obligations of the AIG Member Companies under the Certificate of Claims Qualification.

With respect to any amount that the Seller is requested by an Indemnitee to pay by reason of this Section 6.1, such Indemnitee shall, if so requested by the Seller and prior to any payment, submit such additional information to the Seller, as the Seller may reasonably request properly to substantiate the requested payment. In the case of any Expense indemnified by the Seller hereunder which is covered by a policy of insurance maintained by or for the benefit of the Seller, each Indemnitee agrees, subject to the proviso in the second sentence of the next paragraph, to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

In case any action, suit or proceeding shall be brought against any Indemnitee for which such Indemnitee is entitled to indemnification, such Indemnitee shall promptly notify the Seller of the commencement thereof (but the failure to do so shall not relieve the Seller of its obligations to indemnify such Indemnitee except to the extent that the Seller is prejudiced as a result of such failure). Subject to the rights of insurers under policies of insurance maintained by or for the benefit the Seller, the Seller shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Expense for which indemnification is sought under this Section 6.1, and at the Seller’s expense, the Indemnitee shall cooperate with all reasonable requests of the Seller in connection therewith; provided, that, the Seller or the insurer shall not be entitled to assume and control the defense of any such action, suit or proceeding if, in the opinion the independent counsel to such Indemnitee, such defense or compromise involves the potential imposition of criminal liability on such Indemnitee or a material conflict of interest between such Indemnitee and the Seller. Where the Seller or the insurers under a policy of insurance undertakes the defense of an Indemnitee with respect to an Expense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Expense shall be indemnified hereunder unless such fees or expenses were incurred at the request of, the Seller or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee shall be entitled, at its own expense, acting through counsel acceptable to the Seller, to participate in any action, suit or proceeding the defense of which has been assumed by the Seller pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the independent counsel to the Seller or its insurers, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 6.1; provided further, that if and to the extent that (i) such Indemnitee is advised by counsel that an actual or potential conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) there is a risk that such Indemnitee may be indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Seller that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such claim and the reasonable fees and expenses of such defense (including, without limitation, the reasonable fees and expenses of such separate counsel) shall be borne by the Seller. The Seller shall not under any circumstances be liable for the fees and expenses of more than one counsel for the Indemnitees. Notwithstanding anything in this Section 6.1 to the contrary, in any action, suit or proceeding to which any Indemnitee is a party, the Seller shall not enter into any settlement or other compromise with respect to any Expense without the prior written consent of the Indemnitee (such consent not to be unreasonably withheld) unless the Seller acknowledges in writing reasonably satisfactory to such Indemnitee such Indemnitee’s right to full indemnification under this Section 6.1 with respect to such Expense and such settlement results in a full release of the Indemnitee. Nothing contained in this Section 6.1 shall be deemed to require an Indemnitee to contest any claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

Upon payment in full of any Expense by the Seller pursuant to this Section 6.1 to or on behalf of an Indemnitee, the Seller, without any further action, shall be subrogated to any and all claims that such Indemnitee may have in respect thereof (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall cooperate with the Seller and give such further assurances as are reasonably necessary to enable the Seller vigorously to pursue such claims.

Survival

6.2 The obligations and liabilities arising under this Article 6 shall continue in full force and effect, notwithstanding the expiration or earlier termination of the obligations under the Certificate of Claims Qualification and the other Transaction Documents, until all such obligations have been satisfied and such liabilities have been paid in full, and shall be binding and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

PAYMENT OF EXPENSES

Expenses and Costs Upon Failure to Close

7.1 In the event the transactions contemplated by this Agreement and the other Transaction Documents shall not be consummated for any reason, the Seller shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Purchaser in respect of all Transaction Expenses; provided that, if such failure to consummate shall result from a breach by Purchaser of its obligations under the Transaction Documents or the gross negligence or willful misconduct by the Purchaser, then the Seller shall not be required to indemnify, defend and hold harmless such party for such Transaction Expenses incurred by it.

MISCELLANEOUS

Notices

8.1 All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being sent by registered mail, return receipt requested, postage prepaid, on the next Business Day when sent by overnight courier or when transmitted by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof) in each case addressed as provided in Schedule 8.1 or at such other address as shall be designated by such party from time to time.

Counterparts

8.2 This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

Amendments

8.3 The provisions of this Agreement may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by (a) in the case of a waiver, a corporate officer or authorized signatory of the party against which enforcement of the waiver is sought and (b) in all other cases, a corporate officer or authorized signatory of each of the parties hereto.

Survival

8.4 The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the purchase by the Purchaser of the Certificate of Claims Qualification and the Qualified Payments, and shall be and continue in effect notwithstanding the fact that the Purchaser or the Seller, as the case may be, may waive compliance with any of the other provisions of this Agreement.

Headings

8.5 The division of this Agreement into Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Successors and Assigns

8.6 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns and each Indemnitee and its successors and permitted assigns.

GOVERNING LAW

8.7 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF GEORGIA.

Severability

8.8 Any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Method of Payment

8.9 Except as otherwise provided in any Transaction Document, all amounts required to be paid by any party to any other party hereunder or under any of the other Transaction Documents shall be paid in U.S. dollars in immediately available funds no later than 12:00 noon, local time at the place of receipt, on the date such payment shall be due and payable and shall be paid to such Person as shall be entitled to receive such payment at such address as such Person may specify by notice to the parties hereto. If the date on which any payment is due and payable is not a Business Day, such payment shall be made as aforesaid on the next succeeding Business Day, with the same force and effect as if made on the nominal due date. Payments shall in all events only be made within the continental United States.

Jurisdiction

8.10(a)	Any action or proceeding against any of the parties hereto relating in any way to this Agreement or the other Transaction Documents may be brought and enforced in the courts of the State of New York or of the United States for the Southern District of New York, and the parties hereto irrevocably consent to the non-exclusive jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereto further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such address as provided for notices hereunder. The foregoing shall not limit the right of any party to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

(b)	Each of the parties hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or any other Transaction Document in any court located in the Borough of Manhattan, City and State of New York, and hereby further irrevocably waives any claim that a court located in the Borough of Manhattan, City and State of New York is not a convenient forum for any such action or proceeding.

(c)	Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding relating in any way to this Agreement or any other Transaction Document in the courts of the State of New York, of the United States or of any other country or jurisdiction, and each party hereby waives any right it might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

Waiver of Jury Trial

8.11 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

No Waiver, Remedies Cumulative

8.12 No failure to exercise and no delay in exercising on the part of any party to this Agreement any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

True Sale

8.13 It is the mutual intention of the Seller and the Purchaser that the conveyance of the Certificate of Claims Qualification and the Qualified Payments by the Seller to the Purchaser pursuant to the Assignment Agreement shall constitute a purchase and sale and not a secured loan.

Liability of the Trustee

8.14. It is expressly understood and agreed by the Seller that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as trustee of the Trust, in exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Seller and by any person claiming by, through or under the Seller, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Phillip M. Johnson
Name: Phillip M. Johnson
Title: Vice President and Treasurer

PLC TRUST 2003-1

By: Wilmington Trust Company, not in its individual

capacity but solely as Issuer Trustee under the Trust Agreement

By:	/s/ Janel R. Havrilla
Name: Janel R. Havrilla
Title: Financial Services Officer

APPENDIX A

FORM OF DEFINITIONS AND RULES OF USAGE

Section 1.1 Rules of Usage. The following rules of usage shall apply to the Transaction Documents unless otherwise required by the context:

(a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate.

(b) Unless otherwise indicated, references in each Transaction Document to appendices, articles, schedules, sections or exhibits are references to appendices, articles, schedules, sections or exhibits of such document.

(c) The headings, subheadings and table of contents used in each of the Transaction Documents are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect their meaning, construction or effect.

(d) References to any Person shall include such Person, its successors and permitted assigns.

(e) Each of the parties to the Transaction Documents and their counsel have reviewed and revised, or requested revisions to, the Transaction Documents, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Transaction Documents and any amendments or exhibits thereto.

(f) “or” is not exclusive and “include” and “including” are not limiting.

(g) “hereby,” “herein,” “hereof,” “hereunder,” “this Agreement” or like words used in any Transaction Document refer to such Transaction Document, as it may be amended, modified or supplemented from time to time in accordance with its terms.

(h) Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein)

Section 1.2 Definitions. As used in the Transaction Documents, the following terms shall have the respective meanings assigned thereto:

Addendum has the meaning set forth in the Recitals.

Affiliates, with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

After-Tax Basis means (a) with respect to any payment to be received by any Person, the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits or deductions or other Tax benefits arising therefrom) actually imposed by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Person, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any credits or other Tax benefits realized under the laws of any Governmental Authority or taxing authority resulting from the making of such payment, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made.

Agreement means the Purchase and Sale Agreement dated as of December 19, 2003, between the Seller and the Purchaser.

AIG Member Companies has the meaning set forth in the Recitals.

Applicable Law means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment).

Assignment means the Assignment Agreement dated as of the date hereof between the Seller and Purchaser.

Business Day shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York, are closed or authorized to be closed.

Certificate of Claims Qualification has the meaning set forth in the Recitals.

Closing has the meaning set forth in Section 2.2.

Closing Date means December 19, 2003.

ERISA means the Employee Retirement Income Security Act of 1974, as amended and as the same may be further amended, or any comparable successor federal statute.

ERISA Affiliate means any entity treated as a single employer with any Person pursuant to Code section 414(b), (c), (m) or (o).

ERISA Plan means an employee benefit plan (or its related trust) subject to Part 4 of Subtitle B of Title I of ERISA or a “plan” (or its related trust) within the meaning of Code section 4975(e)(1).

Expenses means liabilities, obligations, losses (excluding loss of anticipated profits), damages, penalties, claims (including Environmental Claims), actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses and reasonable consultants’ fees and expenses) of any kind and nature whatsoever, whether or not subject to litigation; provided, however, that “Expenses” shall in no circumstances include ordinary and usual operating or overhead expenses, including internal legal costs.

GAAP means generally accepted accounting principles in the United States of America.

Governmental Action means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority and shall include, without limitation, all environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Premises.

Governmental Authority means any federal, state, county, municipal or other United States federal, state or local governmental authority, agency, board, body, instrumentality, court or quasi-governmental authority.

Indemnitee means the Purchaser and any Affiliate of any of the foregoing and their respective successors, assigns, agents, officers, directors and employees.

Indenture means the Trust Indenture, dated as of the Closing Date, by and between the Purchaser and the Indenture Trustee.

Indenture Trustee means Wilmington Trust Company, not in its individual capacity, but solely as Indenture Trustee under the Indenture, and each successor trustee and co-trustee, if any, thereunder from time to time.

Initial Payment has the meaning set forth in the Recitals.

Lien means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, restriction, servitude or charge of any kind encumbering the Premises, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to execute as “debtor”, any financing or continuation statement under the Uniform Commercial Code of any jurisdiction.

Notes means the 2.709% Secured Notes, Series 2003, issued pursuant to the Indenture.

Original Certificate has the meaning set forth in the Recitals.

Person means any individual, partnership, corporation, limited liability company, trust, association, joint stock company, trust, unincorporated organization or joint venture, a government or any department or agency or subdivision thereof, or any other entity.

Purchase Price has the meaning set forth in Section 2.1(a).

Purchaser means PLC Trust 2003-1, a Delaware statutory trust.

Qualified Payments has the meaning set forth in the Recitals.

Seller means Georgia-Pacific Corporation, a Georgia corporation.

Settlement Agreements has the meaning set forth in the Recitals.

Subsidiary means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Taxes or “Taxes” means any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, property (personal and real, tangible and intangible), excise and stamp taxes), levies, imposts, duties, charges, assessments or withholding of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

Transaction Document means this Agreement, the Assignment, the Addendum, the Certificate of Claims Qualification, the Trust Agreement and any document executed pursuant to this Agreement.

Transaction Expenses means the costs and expenses (including attorneys’ fees and disbursements) of the Seller and the Purchaser incurred in connection with the purchase and sale of the Certificate of Claims Qualification and the Qualified Payments and the issuances of the Notes.

Trust means PLC Trust 2003-1, a Delaware statutory trust.

Trust Agreement means the Declaration of Trust of PLC Trust 2003-1, dated as of December 12, 2003.